UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2011

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado 80525

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 221-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As part of its restructuring plan announced on September 27, 2011, Advanced Energy Industries, Inc. (“Advanced Energy”) has taken steps to consolidate space at its Fort Collins, Colorado headquarters location. In particular, on December 28, 2011, Advanced Energy entered into a Lease Termination Agreement with Sharp Point Properties, LLC (“SPP”) that terminates, effective December 31, 2011, the current lease agreement entered into on May 19, 1995, as amended, between the parties for the leased building located at 2400 Midpoint Drive, Fort Collins, Colorado (“Building 3 & 4”). The terminated lease agreement for Building 3 & 4 provided for base rent of $35,418 per month (as of August 2010), triple net, plus annual Consumer Price Index increases of at least 3% and no more than 6%, for the period from February 1, 2011 through December 31, 2015. Advanced Energy has exited Building 3 & 4, which were used primarily as office and manufacturing space. Advanced Energy and SPP negotiated an early termination of the lease agreement for Building 3 & 4 such that no further rent payments, restoration, penalties or other obligations by Advanced Energy are due and owing.

In consideration for the early termination of the lease agreement for Building 3 & 4, Advanced Energy and SPP agreed on December 28, 2011 that, effective as of December 31, 2011, the parties would (1) terminate the current lease agreements entered into on March 14, 1994, as amended, for the leased building located at 1625 Sharp Point Drive, Fort Collins, Colorado (“Building 2”) and terminate the current lease agreement entered into on March 20, 2000, as amended, for the leased building located at 2424 Mid Point Drive, Fort Collins, Colorado (“Building 7”), and (2) contemporaneously enter into new lease agreements for Building 2 and Building 7 with extended terms of occupancy (from 2015 and 2016 respectively to 2021), revised rental rates and other changes to the commercial terms. The terminated lease for Building 2 provided for base rent of $32,500 per month (as of April 2010), triple net, plus annual Consumer Price Index increases of at least 3% and no more than 3.25%, for the period from September 1, 2010 through December 31, 2015. The terminated lease for Building 7 provided for base rent of $62,231 per month, triple net, plus annual Consumer Price Index increases of at least 3% and no more than 6%, for the period from February 1, 2001 through January 1, 2016.

Under the new lease agreement for Building 2 (the “New Building 2 Lease”), the premises will be leased from January 1, 2012 to December 31, 2021 at a base rent that starts at $34,493 per month, triple net, plus an annual increases of 3% for the period from January 1, 2013 through December 31, 2021. Likewise, under the new lease agreement for Building 7 (the “New Building 7 Lease”), the premises will be leased from January 1, 2012 to December 31, 2021. The base rent pursuant to the New Building 7 Lease starts at $85,843 per month, triple net, decreases in 2016 to $55,673 a month, and thereafter is subject to annual increases of 3% for the period from January 1, 2017 through December 31, 2021.

Douglas Schatz, Advanced Energy’s Chairman of the Board of Directors, holds an interest in SPP. The foregoing is qualified in its entirety by reference to the full text of the Lease Termination, the New Building 2 Lease and the New Building 7 Lease, filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report is incorporated into this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Lease Termination Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for buildings located in Fort Collins, Colorado.

10.2	Lease Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located at 1625 Sharp Point Drive, Fort Collins, Colorado.

10.3	Lease Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located at 2424 Midpoint Drive, Fort Collins, Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: December 29, 2011	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Executive Vice President of Corporate Development, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Lease Termination Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for buildings located in Fort Collins, Colorado.

10.2	Lease Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located at 1625 Sharp Point Drive, Fort Collins, Colorado.

10.3	Lease Agreement, dated as of December 28, 2011, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located at 2424 Midpoint Drive, Fort Collins, Colorado.